Exhibit 99.1
Silvaco Reports Fourth Quarter and Full Year 2024 Financial Results

Achieved record gross bookings of $65.8 million and revenue of $59.7 million in full-year 2024.

Signed 46 new customers in 2024 and expanded relationship with existing customers across key markets including power, automotive, memory, foundry, and display.

Expanded Product Portfolio with the Acquisition of Cadence’s Process Proximity Compensation Product Line

SANTA CLARA, Calif. - March 5, 2025 -- Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable innovative semiconductor design and digital twin modeling through AI software and automation, today announced its fourth quarter and full year 2024 results.

"We are proud to close out the year with strong momentum and growing customer traction, including 46 new customer wins in 2024 and multiple bookings on our AI based, flagship FTCO platform," said Dr. Babak Taheri, Silvaco’s Chief Executive Officer. Dr. Taheri continued, "Our first acquisition as a public company marks a significant milestone in executing our M&A strategy for talent, technology and expanding through inorganic growth. With a continued focus on innovation and execution, we are well-positioned to build on this success and drive further growth in 2025 for our EDA and TCAD product lines."

Fourth Quarter 2024 and Recent Business Highlights

•Acquired 13 new customers across key markets including Photonics, Power, Automotive, Memory, and Foundry, which represented approximately 9% of gross bookings for the quarter.

•Announced a partnership with Micon Global to expand Silvaco’s reach across the EMEA market, leveraging Micon’s expertise to deliver cutting-edge TCAD, EDA, and SIP solutions to new customers.

•Joined the SMART USA Institute under the CHIPS Manufacturing USA program to advance digital twin technologies in semiconductor manufacturing, reinforcing Silvaco’s leadership in innovation. We received our first booking from this program.

•Received a $5.0 million follow-on order for FTCO™ digital-twin modeling product from a strategic memory customer. This order extends the footprint of our FTCO™ product line and further validates our strategic focus on this unique technology.

•Achieved ISO 9001 certification, underscoring Silvaco’s commitment to quality and continuous improvement across its TCAD, EDA, and SIP product portfolio.

•On March 4, 2025, Silvaco closed the acquisition of the Process Proximity Compensation (PPC) product line from Cadence Design Systems, Inc. (Nasdaq: CDNS). The addition, an optical proximity correction suite of tools, is highly complementary to Silvaco’s EDA and TCAD tool suites.

Full Year 2024 Business Highlights

•Acquired 46 new customers across key markets including Power, Automotive, Government/Mil-Aero, Photonics, IOT, 5G/6G, Memory, and Foundry, which represented approximately 10% of gross bookings for the year.

•Expanded Victory TCAD and Digital Twin Modeling Platform to Planar CMOS, FinFET and Advanced CMOS Technologies which is a necessary step to enable FTCO for Advanced Process.

•Silvaco Announced that the Ninth Circuit Court of Appeals affirmed the dismissal of all claims against Silvaco brought by Aldini AG.

•Silvaco was added to the Russell 2000®, Russell 3000®, and Russell Microcap® indexes in September 2024.

•Completed initial public offering in May 2024, raising $106 million net of underwriters' fees.

Fourth Quarter 2024 Financial Results

GAAP Financial Results

•Revenue of $17.9 million, up 43% year-over-year and up 63% quarter-over-quarter.
◦TCAD revenue of $12.7 million, up 65% year-over-year.
◦EDA revenue of $4.2 million, up 57% year-over-year.
◦SIP revenue of $0.9 million, down 57% year-over-year.
•GAAP gross profit and GAAP gross margin were $15.4 million and 86%, respectively, which includes the impact of $194,000 stock-based compensation expense, $249,000 amortization of acquired intangible assets, and $80,000 payroll taxes from the RSU lockup release, up from $9.8 million and 79% in Q4 2023.
•GAAP net income of $4.2 million, compared to a GAAP net loss of $2.2 million in Q4 2023.
•GAAP basic and diluted net income per share of $0.14, compared to GAAP basic and diluted net loss per share of $(0.11) in Q4 2023.
•As of December 31, 2024, cash and cash equivalents and marketable securities totaled $87.5 million.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $20.3 million, up 30% year-over-year.
•As of December 31, 2024, the remaining performance obligation balance of $34.3 million, 46% of which is expected to be recognized as revenue in the next 12 months.
•Non-GAAP gross profit and non-GAAP gross margin were $16.0 million and 89%, respectively, up from $9.8 million and 79% year-over-year.
•Non-GAAP net income of $4.3 million, compared to Non-GAAP net loss of $(1.6) million in Q4 2023.

•Non-GAAP diluted net income per share of $0.15, compared to Non-GAAP diluted net loss per share of $(0.08) in Q4 2023.

Full Year 2024 Financial Results

GAAP Financial Results

•Revenue of $59.7 million, up 10% year-over-year.
◦TCAD revenue of $40.2 million, up 25% year-over-year.
◦EDA revenue of $14.6 million, up 4% year-over-year.
◦SIP revenue of $4.9 million, down 40% year-over-year.
•GAAP gross profit and GAAP gross margin were $47.6 million and 80%, respectively, which includes the impact of $3.0 million stock-based compensation expense, $747,000 amortization of acquired intangible assets, and $80,000 payroll taxes from the RSU lockup release, up from $44.9 million and down from 83% in 2023.
•GAAP net loss of $(39.4) million, compared to $(0.3) million in 2023.
•GAAP basic and diluted net loss per share of $(1.53), compared to $(0.02) in 2023.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $65.8 million, up 13% year-over-year.
•Non-GAAP gross profit and non-GAAP gross margin were $51.4 million and 86%, respectively, up from $44.9 million and 83% year over year.
•Non-GAAP net income of $6.7 million, compared to $3.4 million in 2023.
•Non-GAAP diluted net income per share of $0.25, compared to $0.17 in 2023.

For a discussion of the non-GAAP metrics presented in this press release, as well as a reconciliation of non-GAAP metrics to the nearest comparable GAAP metric, see “Discussion of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Supplementary materials to this press release, including our fourth quarter 2024 financial results, can be found at https://investors.silvaco.com/financial-information/quarterly-results.

First Quarter and Full Year 2025 Financial Outlook

As of March 5, 2025, Silvaco is providing guidance for its first quarter of 2025 and its full-year 2025, which represents Silvaco’s current estimates on its operations and financial results. The financial information below represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information, including estimates of non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP diluted net income (loss) per share. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin, GAAP operating income (loss) is the most comparable GAAP measure to non-GAAP operating income (loss). GAAP diluted net income (loss) per share is the most comparable GAAP measure to non-GAAP diluted net income (loss) per share. Non-GAAP gross margin differs from GAAP gross margin in that it excludes items such as stock-based compensation expense, amortization of acquired intangible assets, and payroll tax from the IPO lock-up release. Non-GAAP operating income (loss) differs from GAAP operating income (loss) in that it excludes items such as acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, payroll tax from the IPO lock-up release, IPO preparation costs, and executive severance costs. Non-GAAP diluted net income (loss) per share differs from GAAP diluted net income (loss) per share in that it excludes certain costs, including IPO preparation costs, acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, payroll tax from the IPO lock-up release, executive severance costs, change in fair value of contingent consideration, foreign exchange (gain) loss, loss on debt extinguishment, and the income tax effect on non-GAAP items. Silvaco is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Silvaco has not provided guidance for GAAP gross margin, GAAP operating income or GAAP diluted net income (loss) per share or a reconciliation of the forward-looking non-GAAP gross margin or non-GAAP operating income or non-GAAP diluted net income (loss) per share guidance to GAAP gross margin or GAAP operating income or GAAP diluted net income (loss) per share, respectively. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Based on current business trends and conditions, the Company expects for first quarter 2025 the following:

•Gross bookings in the range of $16.0 million to $19.0 million, which would compare to $16.1 million in the first quarter of 2024.
•Revenue in the range of $14.5 million to $17.0 million, which would compare to $15.9 million in the first quarter of 2024.
•Non-GAAP gross margin in the range of 84% to 87%, which would compare to 88% in the first quarter of 2024.
•Non-GAAP operating income in the range of ($1.0) million loss to $1.0 million income, compared to $3.3 million in the first quarter of 2024.
•Non-GAAP diluted net income per share in the range of ($0.03) loss to $0.03, compared to $0.12 in the first quarter of 2024.

For full year 2025, the Company expects:

•Gross bookings in the range of $72.0 million to $79.0 million, which would represent a 9% to 20% increase from $65.8 million in 2024.
•Revenue in the range of $66.0 million to $72.0 million, which would represent a 11% to 21% increase from $59.7 million in 2024.
•Non-GAAP gross margin in the range of 84.0% to 89.0%, which would compare to 86% in 2024.
•Non-GAAP operating income in the range of $2.0 million to $7.0 million, which would compare to $5.5 million in 2024.
•Non-GAAP diluted net income per share in the range of $0.07 to $0.19, compared to $0.25 in 2024.

Q4 2024 Conference Call Details

A press release highlighting the Company’s results along with supplemental financial results will be available at https://investors.silvaco.com/ along with an earnings presentation to accompany management’s prepared remarks on the day of the conference call, after market close. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Wednesday, March 5, 2025
Time: 5:00 p.m. Eastern time
Webcast: Here (live and replay)

About Silvaco

Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia and Israel and Hamas and the ongoing trade disputes among the United States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in tariffs, interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our expectations regarding the outcome of any ongoing litigation; (t) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (u) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; (v) our status as a controlled company; (w) our use of the net proceeds from our initial public offering, and (x) our ability to successfully integrate, retain key personnel, and realize the anticipated benefits of the acquisition of Cadence's PPC product line.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting the Silvaco’s business is contained in Silvaco’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco’s website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures for financial and operational decision-making and as a mean to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross profit and non-GAAP gross margin as our GAAP gross profit and GAAP gross margin adjusted to exclude certain costs, including stock-based compensation expense, amortization of acquired intangible assets and payroll tax from the IPO lock-up release. We define non-GAAP operating income (loss), as our GAAP operating income (loss) adjusted to exclude certain costs, including IPO preparation costs, acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, payroll tax from the IPO lock-up release, and executive severance costs. We define non-GAAP net income (loss) as our GAAP net income (loss) adjusted to exclude certain costs, including IPO preparation costs, acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, payroll tax from the IPO lock-up release, executive severance costs, change in fair value of contingent consideration, foreign exchange (gain) loss, loss on debt extinguishment, and the income tax effect on non-GAAP items. Our non-GAAP diluted net income (loss) per share is calculated in the same way as our non-GAAP net income (loss), but on a per share basis. We monitor non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain items are excluded from our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share because these items are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and competitors less meaningful. We adjust GAAP gross profit, GAAP gross margin, GAAP operating income (loss), GAAP net income (loss), and GAAP diluted net income (loss) per share for these items to arrive at non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except share and par value amounts)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$19,606	$4,421
Accounts receivable, net	9,211	4,006
Current marketable securities	63,071	—
Contract assets, net	11,932	8,749
Prepaid expenses and other current assets	3,460	2,549
Deferred transaction costs	—	1,163
Total current assets	107,280	20,888
Non-current assets:
Non-current marketable securities	4,785	—
Property and equipment, net	865	591
Operating lease right-of-use assets, net	1,711	1,963
Intangible assets, net	4,369	342
Goodwill	9,026	9,026
Non-current portion of contract assets	12,611	6,250
Other assets	1,698	1,825
Total non-current assets	35,065	19,997
Total assets	$142,345	$40,885
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,316	$2,495
Accrued expenses and other current liabilities	19,801	10,255
Accrued income taxes	1,668	1,626
Operating lease liabilities, current	744	735
Deferred revenue, current	7,497	7,882
Related party line of credit	—	2,000
Vendor financing obligation, current	1,462	—
Total current liabilities	34,488	24,993
Non-current liabilities:
Deferred revenue, non-current	3,593	5,071
Operating lease liabilities, non-current	946	1,198
Vendor financing obligation, non-current	2,928	—
Other non-current liabilities	307	221
Total liabilities	42,262	31,483
Commitments and contingencies
Stockholders' equity:
Preferred stock $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2024; no shares authorized as of December 31, 2023	—	—
Common stock,$0.0001 par value; 500,000,000 shares authorized; 28,526,615 shares issued and outstanding as of December 31, 2024; 25,000,000 shares authorized; 20,000,000 shares issued and outstanding as of December 31, 2023	3	2
Additional paid-in capital	130,360	—
(Accumulated deficit) Retained earnings	(28,012)	11,392
Accumulated other comprehensive loss	(2,268)	(1,992)
Total stockholders' equity	100,083	9,402
Total liabilities and stockholders' equity	$142,345	$40,885

The accompanying notes are an integral part of these consolidated financial statements.

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Software license revenue	$13,870	$8,738	$43,991	$39,331
Maintenance and service	3,989	3,748	15,689	14,915
Total revenue	17,859	12,486	59,680	54,246
Cost of revenue	2,422	2,682	12,042	9,354
Gross profit	15,437	9,804	47,638	44,892
Operating expenses:
Research and development	5,283	3,337	20,740	13,170
Selling and marketing	3,983	3,833	18,300	12,707
General and administrative	7,529	4,570	37,571	17,881
Estimated litigation claim	(3,782)	—	11,306	—
Total operating expenses	13,013	11,740	87,917	43,758
Operating (loss) income	2,424	(1,936)	(40,279)	1,134
Loss on debt extinguishment	—	—	(718)	—
Interest income	1,077	2	2,976	6
Interest and other expense, net	(67)	(95)	(899)	(630)
(Loss) income before income tax provision	3,434	(2,029)	(38,920)	510
Income tax provision (benefit)	(723)	218	484	826
Net (loss) income	$4,157	$(2,247)	$(39,404)	$(316)
(Loss) earnings per share attributable to common stockholders:
Basic and diluted	$0.14	$(0.11)	$(1.53)	$(0.02)
Weighted average shares used in computing per share amounts:
Basic and diluted	28,734,082	20,000,000	25,672,845	20,000,000

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(39,404)	$(316)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,285	601
Stock-based compensation expense	26,915	—
Provision for credit losses	351	220
Accretion of discount on marketable securities, net	(1,685)	—
Estimated litigation claim	11,306	—
Loss on debt extinguishment	718	—
Change in fair value of contingent consideration	(27)	325
Changes in operating assets and liabilities:
Accounts receivable	(5,971)	1,378
Contract assets	(10,293)	(5,208)
Prepaid expense and other current assets	(790)	133
Other assets	57	(267)
Accounts payable	1,326	156
Accrued expenses and other current liabilities	(2,160)	2,015
Accrued income taxes	74	(23)
Deferred revenue	(1,585)	2,268
Other non-current liabilities	109	(102)
Net cash (used in) provided by operating activities	(19,774)	1,180
Cash flows from investing activities:
Purchases of marketable securities	(99,630)	—
Maturities of marketable securities	33,600	—
Purchases of property and equipment	(505)	(339)
Net cash used in investing activities	(66,535)	(339)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting fees	106,020	—
Proceeds from issuance of convertible note, net of debt issuance costs	4,852	—
Proceeds from loan facility	4,250	—
Repayment of loan facility	(4,250)	—
Proceeds from related party line of credit	—	1,000
Repayment of related party line of credit	(2,000)	(1,000)
Proceeds from issuance of common stock for share-based awards	315	—
Payroll taxes related to shares withheld from employees	(4,575)	—
Deferred transaction costs	(2,649)	(650)
Contingent consideration	(74)	(1,002)
Payments of vendor financing obligation	(588)	—
Net cash provided by (used in) financing activities	101,301	(1,652)
Effect of exchange rate fluctuations on cash and cash equivalents	193	(246)
Net increase (decrease) in cash and cash equivalents	15,185	(1,057)
Cash and cash equivalents, beginning of period	4,421	5,478
Cash and cash equivalents, end of period	$19,606	$4,421

SILVACO GROUP, INC.
REVENUE
(Unaudited)
		2023						2024
		Q1	Q2	Q3	Q4	Year		Q1	Q2	Q3	Q4	Year
Revenue by Region:
Americas		35%	29%	31%	29%	31%		27%	51%	31%	40%	38%
APAC		51%	62%	61%	63%	59%		62%	41%	58%	52%	53%
EMEA		14%	9%	8%	8%	10%		11%	8%	11%	8%	9%
Total revenue		100%	100%	100%	100%	100%	—%	100%	100%	100%	100%	100%

Revenue by Product Line:
TCAD		62%	62%	52%	62%	59%		66%	69%	59%	71%	68%
EDA		29%	20%	31%	22%	26%		30%	20%	24%	24%	24%
SIP		9%	18%	17%	16%	15%		4%	11%	17%	5%	8%
Total revenue		100%	100%	100%	100%	100%	—%	100%	100%	100%	100%	100%

Revenue Item Category:
Software license revenue		75%	71%	74%	70%	73%		77%	74%	62%	78%	74%
Maintenance and service		25%	29%	26%	30%	27%		23%	26%	38%	22%	26%
Total revenue		100%	100%	100%	100%	100%		100%	100%	100%	100%	100%

Revenue by Country:
United States	(4,865,114)	34%	28%	28%	28%	30%	26%	51%	30%	39%	39%	37%
China		19%	29%	16%	29%	23%	11%	17%	25%	23%	23%	18%
Other		47%	43%	56%	43%	47%	65%	32%	45%	38%	38%	45%
Total revenue		100%	100%	100%	100%	100%	102%	100%	100%	100%	100%	100%

SILVACO GROUP, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023

GAAP Cost of revenue	$2,422	$2,682	$12,042	$9,354
Less: Stock-based compensation expense	(194)	—	(2,974)	—
Less: Amortization of acquired intangible assets	(249)	—	(747)	—
Less: Payroll tax from the IPO lock-up release	(80)	—	(80)	—
Non-GAAP Cost of revenue	$1,899	$2,682	$8,241	$9,354
GAAP Gross profit	$15,437	$9,804	$47,638	$44,892
Add: Stock-based compensation expense	194	—	2,974	—
Add: Amortization of acquired intangible assets	249	—	747	—
Add: Payroll tax from the IPO lockup release	80	—	80	—
Non-GAAP Gross profit	$15,960	$9,804	$51,439	$44,892
GAAP Research and development	$5,283	$3,337	$20,740	$13,170
Less: Stock-based compensation expense	(535)	—	(5,091)	—
Less: Executive severance	(215)	—	(215)	—
Less: Payroll tax from the IPO lock-up release	(397)	—	(397)	—
Less: Amortization of acquired intangible assets	(43)	(82)	(206)	(339)
Non-GAAP Research and development	$4,093	$3,255	$14,831	$12,831
GAAP Sales and marketing	$3,983	$3,833	$18,300	$12,707
Less: Stock-based compensation expense	(388)	—	(4,319)	—
Less: Payroll tax from the IPO lock-up release	(85)	—	(85)	—
Less: IPO preparation costs	—	—	(178)	—
Non-GAAP Sales and marketing	$3,510	$3,833	$13,718	$12,707
GAAP General and administrative	$7,529	$4,570	$37,571	$17,881
Less: Stock-based compensation expense	(1,410)	—	(14,531)	—
Less: Acquisition-related estimated litigation claim and legal costs	(523)	(515)	(4,629)	(1,707)
Less: Executive severance	(200)	—	(200)	—
Less: Payroll tax from the IPO lock-up release	(163)	—	(163)	—
Less: IPO preparation costs	—	(45)	(695)	(1,221)
Non-GAAP General and administrative	$5,233	$4,010	$17,353	$14,953
GAAP Estimated Litigation claim	$(3,782)	$—	$11,306	$—
Add (Less): Acquisition-related estimated litigation claim and legal costs	3,782	—	(11,306)	—
Non-GAAP Litigation claim	$—	$—	$—	$—
GAAP Operating expenses	$13,013	$11,740	$87,917	$43,758
Less: Stock-based compensation expense	(2,333)	—	(23,941)	—
Less: Acquisition-related estimated litigation claim and legal costs	3,259	(515)	(15,935)	(1,707)
Less: Executive severance	(415)	—	(415)	—
Less: Payroll tax from the IPO lock-up release	(645)	—	(645)	—
Less: IPO preparation costs	—	(45)	(873)	(1,221)
Less: Amortization of acquired intangible assets	(43)	(82)	(206)	(339)
Non-GAAP Operating expenses	$12,836	$11,098	$45,902	$40,491
GAAP Operating (loss) income	$2,424	$(1,936)	$(40,279)	$1,134
Add: Stock-based compensation expense	2,527	—	26,915	—
Add (Less): Acquisition-related estimated litigation claim and legal costs	(3,259)	515	15,935	1,707
Add: Payroll tax from the IPO lockup release	725	—	725	—
Add: Executive severance	415	—	415	—
Add: IPO preparation costs	—	45	873	1,221
Add: Amortization of acquired intangible assets	292	82	953	339
Non-GAAP Operating (loss) income	$3,124	$(1,294)	$5,537	$4,401
GAAP Net (loss) income	$4,157	$(2,247)	$(39,404)	$(316)
Add: Stock-based compensation expense	2,527	—	26,915	—
Add: Amortization of acquired intangible assets	292	82	953	339
Add (Less): Acquisition-related estimated litigation claim and legal costs	(3,259)	515	15,935	1,707
Add: Payroll tax from the IPO lockup release	725	—	725	—
Add: Executive Severance	415	—	415	—
Add: IPO preparation costs	—	45	873	1,221
Add: Loss on debt extinguishment	—	—	718	—
Add (Less): Change in fair value of contingent consideration	(9)	(7)	(27)	325
Add (Less): Foreign exchange (gain) loss	(14)	(3)	404	335
Add: Income tax effect of non-GAAP adjustment	(566)	(27)	(831)	(169)
Non-GAAP Net (loss) income	$4,268	$(1,642)	$6,676	$3,442
GAAP Net income (loss) per share:
Basic and diluted:	$0.14	$(0.11)	$(1.53)	$(0.02)
Non-GAAP Net income (loss) per share:
Basic	$0.15	$(0.08)	$0.26	$0.17
Diluted	$0.15	$(0.08)	$0.25	$0.17
Weighted average shares used in GAAP and non-GAAP net income (loss) per share:
Basic	28,734,082	20,000,000	25,672,845	20,000,000
Diluted	28,849,041	20,000,000	26,841,901	20,000,000

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Tyler Weiland
press@silvaco.com

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